SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2012

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 14, 2012, Saratoga Resources, Inc. (the “Company”) entered into purchase agreements (the “Purchase Agreements”) to sell 2,969,360 shares of its common stock at $6.25 per share in a private placement (the “Offering”) to a select group of institutional and accredited investors. The Company expects net proceeds at closing of approximately $17.7 million after the deduction of placement agent commissions and offering expenses.  The forms of Purchase Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

The Company expects to use the net proceeds from this financing to fund acceleration of its drilling and development program and for working capital. The transaction is expected to close on or about May 17, 2012, subject to the satisfaction of certain customary closing conditions.

C. K. Cooper & Company and Ladenburg Thalmann & Co, Inc. acted as co-placement agents for the Offering.

The shares of common stock to be sold in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a Registration Rights Agreement to be executed at closing of the Offering, the Company will agree to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the Offering.  The form of Registration Rights Agreement to be executed in connection with the Offering is attached hereto as Exhibit 10.3 and is incorporated by reference into this Item 1.01.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Item 7.01 – Regulation FD Disclosure.

On May 15, 2012, the Company issued a press release announcing the execution of the Purchase Agreements. Copies of the Company’s press release and certain investor slides used in connection with the Offering are filed as Exhibits 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Form of Share Purchase Agreement, dated May 14, 2012
10.2	Form of Subscription Agreement, dated May 14, 2012
10.3	Form of Registration Rights Agreement
99.1*	Press release dated May 15, 2012
99.2*	Investor slides

* Furnished pursuant to Regulation FD

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: May 15, 2012	By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Chief Financial Officer

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